                                                                    EXHIBIT 10.5

                                PROMISSORY NOTE
                                ---------------
                                   ("NOTE")

$15,000,000.00                                                 Doylestown, PA
                                                               December 29, 1997

     FOR VALUE RECEIVED, MEDICAL RESOURCES, INC., a Delaware corporation ("Market/Debtor"); promises to pay to the order of DVI FINANCIAL SERVICES INC.,
  -------------
a Delaware corporation ("Payee/Lender") at 500 Hyde Park, Doylestown,
                         ------------
Pennsylvania, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00) together with interest thereon at the rate of ten and one-quarter percent (10.25%) per annum, payable as hereinafter provided. The principal and interest of the first advance of $8,000,000.00 shall be paid in sixty (60) equal installments of One Hundred Seventy Thousand Nine Hundred Sixty-Two and 11/100 Dollars ($170,962.11) each, commencing thirty days after the funding of such first advance and on the same date of each month thereafter. The principal and interest of the second advance of $7,000,000.00 shall be paid in sixty (60) equal installments of One Hundred Forty-Nine Thousand Five Hundred Ninety-One and 85/100 Dollars ($149,591.85) each, commencing thirty days after the funding of such second advance and on the same date of each month thereafter. All remaining principal and interest not previously paid shall be due on or before December 29, 2002 (the "Maturity Date").
                        -------------
     Such installments shall be applied first to accrued and unpaid interest and the balance to unpaid principal. All past due principal and interest shall bear interest until paid at a rate which is two percent (2%) per annum in excess of the prematurity rate specified in the immediately preceding sentence (but in no event to exceed the maximum rate of nonusurious interest allowed by law as of the date hereof). All interest under this Note shall be calculated on the basis of a 360 day year over the actual number of days the principal amount hereof is outstanding.

     This Fifteen Million Dollar ($15,000,000.00) facility is available for draw-down in two incremental fundings. The first will represent an Eight Million Dollar ($8,000,000.00) advance due and payable to the Maker/Debtor at the time of executing this Note. At the time of the initial funding a one percent (1.00%) fee ($150,000) will be deducted from the Eight Million Dollar ($8,000,000) proceeds. The second will represent a Seven Million Dollar ($7,000,000.00) advance payable upon the receipt and satisfactory review by Payee/Lender of the Maker/Debtor's internally prepared, quarter ended December 31, 1997, financial statements and the approval by Payee/Lender of the use of the proceeds, which can not be drawn upon prior to January 31, 1998 or after March 31, 1998.

     Maker/Debtor agrees that as additional consideration for the loan to it under this Note, Maker/Debtor shall deliver to Payee upon execution of this Note, warrants in form and substance satisfactory to the Payee/Lender for the purchase of 100,000 shares of the Maker/Debtor's common stock.

     Maker/Debtor expressly agrees that it will use the proceeds of the first advance hereunder ($8,000,000) for general corporate purposes, it being understood that Maker/Debtor will ensure that it has available to it funds sufficient to consummate the acquisition of the four imaging centers owned by Dr. Yonas Zegeye (the "Centers"), and it is further agreed that the acquisition will occur as soon as practicable after the satisfaction of all closing conditions thereto.

     Further, this facility is intended to be a short term facility with a duration of up to one to two (1-2) years. Payee/Lender has the right to call the facility at any time on or after December 29, 1999 by demanding payment in full of all amounts outstanding under this Note. So long as any principal remains outstanding under this Note, then the Maker/Debtor will pay to Payee/Lender the following fees on each anniversary of the initial draw down on the facility:

          1) One percent (1.00%) of the then outstanding principal balance if the facility continues into year two.
          2) Two percent (2.00%) of the then outstanding principal balance if the facility continues into year three.
          3) Two percent (2.00%) of the then outstanding principal balance if the facility continues into year four.
          4) Two percent (2.00%) of the then outstanding principal balance if the facility continues into year five.

     Maker/Debtor shall have the right to prepay this Note in whole or in part at any time without penalty or premium. If the principal of this Note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid is due and payable on the date of such prepayment.

     All amounts prepaid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance, if any, to principal. All sums called for, payable or to be paid hereunder, shall be paid in lawful money of the United States of America.

     Maker/Debtor, and all sureties, endorsers and guarantors of this Note hereby waive (except as hereinafter provided) presentment and demand, for payment notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder.

     If (i) Maker/Debtor defaults in the payment of any principal or interest due under this Note for more than five (5) days after any such payment becomes due and payable; (ii) Maker/Debtor defaults in the payment or performance of any other obligation of Maker/Debtor hereunder for more than fifteen (15) days after Payee/Lender has given notice of such default to Maker/Debtor; (iii) Maker/Debtor becomes insolvent or admits in writing its inability to pay its debts as they mature or applies for, consents to or acquiesces in the appointment of a trustee or receiver for it or any of its property, or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or a dissolution or liquidation proceeding, shall be instituted by or against Maker/Debtor, and if instituted against it shall be consented to or acquiesced in by it or shall not be dismissed within a period of sixty (60) days; or (iv) Maker/Debtor defaults in the performance of any other obligation for the payment of money to Payee/Lender; then any indebtedness evidenced by this Note shall become immediately due and payable and Payee/Lender may exercise all rights and remedies available to it under this Note and any other applicable law.

     It is expressly stipulated and agreed to be the intent of Maker/Debtor and Payee/Lender to at all times comply with the usury and other laws applicable to this Note. If such laws are ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or contracted for, charged, or received with respect to the indebtedness evidenced by this Note, or if Payee/Lender's exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Maker/Debtor results in Maker/Debtor having paid any interest in excess of that permitted by law, then it is Maker/Debtor's and Payee/Lender's express intent that all excess amounts theretofore collected by Payee/Lender be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker/Debtor), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

     As used herein, the terms "Maker Debtor" and "Payee/Lender" shall be deemed to include their respective successors and assigns, whether by voluntary action by the parties or by operation of law.

     If any suit or action is instituted on this Note, Maker/Debtor promises to pay, in addition to the costs and disbursements allowed by law, all of Payee/ Debtor's reasonable attorneys' fees in such suit or action.

     This Note is intended to be performed in accordance with and only to the extent permitted by all applicable law. If any portion of this Note or the application therof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this instrument nor the application of such provisions to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     THIS NOTE SHALL BE COVERNED BY AND CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. MAKER/DEBTOR HEREBY SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF THE COURTS (FEDERAL OR STATE) IN THE COMMONWEALTH OF PENNSYLVANIA FOR THE ENFORCEMENT OF MAKER/DEBTOR'S OBLIGATIONS HEREUNDER.

     EXECUTED as of the date and year first above written.

MEDICAL RESOURCES, INC.

By  /s/ Lawrence J. Ramaekers
  ----------------------------
Title: Acting CEO
      ------------------------

                                                                   DVI Warrant


     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. NO SALE OR DISPOSITION OF THIS WARRANT MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN EXEMPTION THEREUNDER SUCH THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                            MEDICAL RESOURCES, INC

                      COMMON STOCK PURCHASE WARRANT NO.1
                       --------------------------------

     THIS WARRANT to purchase shares of common stock, $ .01 par value (the "COMMON STOCK") of MEDICAL RESOURCES, INC. a Delaware corporation (the "COMPANY"), evidences that, for valuable consideration, receipt of which is hereby acknowledged DVI FINANCIAL SERVICES INC., a Delaware corporation ("PURCHASER"), or registered assigns, is entitled to subscribe for and purchase from the Company, an aggregate of up to Fifty-Three Thousand Three Hundred and Thirty-Four (53,334) shares (subject to adjustment as specified in Section 4 hereof) of the fully paid and nonassessable, Common Stock, (the "WARRANT STOCK"), at the price per share equal to the average of the daily closing prices for the ten (10) business days prior to the date of initial Advance of Eight Million Dollars ($8,000,000) under the Note ("INITIAL ADVANCES") plus an amount equal to ten percent (10%) of said daily average of said closing prices (such price and such other price as results, from time to time from the adjustments specified in Section 4 hereof, is referred to herein as the ("EXERCISE PRICE"), subject to the provisions and upon the terms and conditions set forth herein. The closing price for each day shall be the average of the reported closing bid and asked prices regular way, on the National Association of Securities Dealers Inc. Automated Quotation Systems ("NASDAQ").

     1.   Conditions to Exercise.  The purchase right represented by this
          ----------------------
Warrant is exercisable, in whole or in part, as to the Warrant Stock at any time, on or after the Initial Advance under the Note. This Warrant expires and may not be exercised after December 31, 2004 (the "TERM").

     2.   Method of Exercise:  Payment, Issuance of New Warrant.  The purchase
          -----------------------------------------------------
right represented by this Warrant may be exercised at any time, and from time to time, during the Term by the surrender of this Warrant (with the Notice of Exercise form attached hereto duly executed) at the principal office of the Company and by the payment to the Company by check in an amount equal to the then applicable Exercise Price per share multiplied by the number of shares of the Warrant Stock then being purchased. In the event of any exercise of the rights represented by this Warrant, the Company shall deliver to Purchaser certificates for the shares of the Warrant Stock so purchased within a reasonable time, but not later than twenty (20) business days after exercise. This Warrant will be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above and the person entitled to receive the shares of the

Warrant Stock issuable upon such exercise is treated for all purposes as the holder of such shares of record as of the close of business on such date. Unless this Warrant has been fully exercised or has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant has not then been exercised must also be issued to Purchaser within such reasonable time.

     3.   Stock Fully Paid; Reservation of Shares. All Warrant Stock which may
          ---------------------------------------
be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the Term, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its fully paid and nonassessable Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.   Adjustment of Purchase Price and Number of Shares. The number and kind
          -------------------------------------------------
of securities purchasable upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time upon the happening of the events and in the manner described in this Section 4.

          4.1  Reclassification, Consolidation or Merger. If any capital
               -----------------------------------------
reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation or any other entity or the sale of all or substantially all of its assets to another entity is effected, (a) the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets must assume this Warrant by written instrument executed and mailed or delivered to Purchaser, and (b) lawful and adequate provision (in form reasonably satisfactory to Purchaser) must be made whereby the holder hereof thereafter has the right to purchase and receive in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, cash or other assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately therefore purchasable and receivable upon the exercise of the rights represented hereby immediately prior to such reorganization, reclassification, consolidation, merger or sale. In any such case, appropriate provision must be made with respect to the rights and interests of the holder of this Warrant to assure that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) are thereafter applicable, as nearly as may be, in relation to any shares of stock, securities, cash or other assets thereafter deliverable upon the exercise hereof.

          4.2  Antidilution Adjustments. In case the Company, subsequent to
               ------------------------
December 31, 1997, (a) pays a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (b) subdivides or reclassifies its outstanding Common Stock into a greater number of shares, or (c) combines or reclassifies its outstanding Common Stock into a smaller number of shares or otherwise effects a reverse split, then the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or
                                       2
reclassification must be proportionately adjusted so that the Holder of this Warrant exercised after such date is entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment is made successively whenever any event listed in this Section
4.2 occur.

          4.3  Adjustment for Distribution of Property. In case the Company,
               ---------------------------------------
subsequent to the issuance hereof, distributes to all holders of Common Stock assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Section 4.2 of this Warrant), then the Exercise Price is adjusted thereafter by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator is the total number of shares of Common Stock outstanding multiplied by the Current Market Price (as determined pursuant to Section 9.3) per share of Common Stock, less the fair market value of the assets distributed, and of which the denominator is the total number of shares of Common Stock outstanding multiplied by such Current Market Price. Such adjustment must be made successively whenever such a record date is fixed. Such adjustment must be made whenever any such distribution is made and becomes effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

          4.4  Intentionally deleted.
               ---------------------

          4.5  Other Adjustments. In the case any event occurs as to which the
               -----------------
failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Warrant, then, in each such case, the Purchaser may appoint an independent investment bank or firm of independent public accountants, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Warrant, necessary to preserve the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Purchaser and will make the adjustments described in such opinion. The fees and expenses of such investment bank of independent public accountants will be borne by the Company.

          4.6  Adjustment in Number of Shares. Whenever the Exercise Price
               ------------------------------
payable upon exercise of each Warrant is adjusted pursuant to Sections 4.2 or 4.3, the number of shares of Common Stock purchasable upon exercise of each Warrant must simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

          4.7  De Minimum Adjustment. No adjustment in the Exercise Price is
               ---------------------
required unless such adjustment would require an increase or decrease of at least one-half cent ($0.005) in the price. Any adjustments which by reason of this Section 4.7 are not required to be made are carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 are made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          4.8    Retention of Accountants. The Company may retain a firm of
                 ------------------------
independent accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 4, and a certificate signed by such firm is presumptive evidence of the correctness of such adjustment.

          4.9    Applicability of Adjustments. In the event that at any time, as
                 ----------------------------
a result of an adjustment made pursuant to Section 4.2 of this Warrant, the holder of any Warrant thereafter becomes entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant is subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 4.

          4.10   No Change In Language of Warrant. Irrespective of any
                 --------------------------------
adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

          4.11   Notice of Specific Events. In case at any time:
                 -------------------------

                 (a) the Company declares any dividend payable in stock upon its Common Stock or makes any special dividend or other distribution (other than cash dividends paid at an established annual or quarterly rate) to the holders of its Common Stock;

                 (b) the Company offers for subscription pro rata to the holders of its Common stock any additional shares of stock of any class or other rights;

                 (c) there is a capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity; or

                 (d) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, the Company shall give Purchase; (i) at least (60) days prior written notice of the date on which the books of the Company close or a record is taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least sixty (60) days prior written notice of the date when the same will take place. Notice in accordance with the foregoing clause (i) must also specify, in the case of any dividend, distribution or subscription rights, the date on which the holders of Common Stock are entitled to exchange their Common Stock for securities or other property deliverable upon Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          4.12  Notice of Adjustments. Whenever the Exercise Price is adjusted
                ---------------------
pursuant to Section 4 hereof, the Company shall as promptly as practicable prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to Purchaser.

          4.13  Fractional Shares. No fractional shares of the Warrant Stock
                -----------------
will be issued in connection with any issuance hereunder. If any fraction of a share of Common Stock would, except for the provisions of this Section 4.13, be issuable upon exercise of this Warrant, the Company shall in lien thereof pay to the person entitled thereto an amount in cash equal to the Current Market Price multiplied by such fraction.

       5. Transfers. This Warrant or the Warrant Stock may be transferred in
          ---------
whole or in part by Purchaser in compliance with applicable law.


       6. Registration under the Securities Act of 1933.
          ---------------------------------------------

          6.1   Piggy-Back Registration Rights. If at any time during the period
                ------------------------------
commencing upon the issuance hereof and ending December 31, 2004, the Company proposes to file a registration statement under the Security Act of 1933, as amended (the "1933 ACT"), covering equity securities of the Company, whether for the Company's own account or for the account of selling securities holders, other than registration statement relating to an acquisition or merger or a registration statement on Form S-8 or subsequent similar form, it shall advise the holders of this Warrant or the Warrant Stock (each such person being referred to herein as a "HOLDER") by written notice at least sixty (60) days (or in the case of the pending S-3 of the Company five (5) days) prior to the filing of such registration statement and will upon the request of any such holder include in any such registration statement such information as may be required to permit a public offering of the Warrant Stock. The Company shall keep such registration statement current for a period of nine months from the effective date of such registration statement or until such earlier date as all of the registered Warrant Stock has been sold. In connection with such registration, the holders shall execute and deliver such customary underwriting documents as the managing underwriter requests as a condition to the inclusion of the Warrant Stock in the registration statement.

          6.2   Intentionally Deleted.
                ---------------------

          6.3   Additional Provisions Concerning Registration. The following
                ---------------------------------------------
provisions of this Section 6.3 are also applicable to any registration statement filed pursuant to Section 6.1.

                (a) The Company shall bear the entire cost and expense of any registration of securities initiated under Section 6. Notwithstanding the foregoing, any holder whose Warrant Stock is included in any such registration statement pursuant to this Section 6 shall, however, bear the fees of its own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to the Warrant Stock sold by the holder pursuant thereto.

               (b) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the 1933 Act, who may purchase from or sell for any such holder any Warrant Stock from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel may, if the holders request, be separate from counsel for the Company) caused by any untrue statement or alleged untrue statement of material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the 1933 Act or any prospectus included therein required to be filed or furnished by reason of this Section 6 or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the 1933 Act, the Securities Exchange Act of 1934 or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by the indemnified holder or underwriter expressly for use therein, which indemnification includes each person, if any, who controls any such underwriter within the meaning of each such Act. Any such holder or underwriter must at the same time indemnify the Company, its directors, each officer signing the related registration statement, each person, if any, who controls the Company within the meaning of each such Act and each other holder or underwriter, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 6 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished to the Company by such holder or underwriter expressly for use therein.

               (c) The Company shall qualify the Warrant Stock for sale in such states as it is otherwise qualifying its Common Stock for sale. The Company shall also provide the holders with prospectuses upon request from the holders.

               (d) The selling holders shall furnish information and provide indemnification as set forth in Section 6.3(b).

               (e) Neither the giving of any notice by any holder nor the making of any request for prospectuses imposes any upon any holder making such request any obligation to sell any Warrant Stock or exercise any Warrant.

          (f) The registration rights set forth in Section 6.1 are exercisable only by Purchaser and its permitted assigns.

          (g) The Company is not required to include in any registration statement any Warrant Stock which could, pursuant to the provisions of Rule 144 of the Securities and Exchange Commission under the 1933 Act, be sold during a period of four months following the date on which registration of such Warrant Stock was requested.

          (h) The Company's agreements with respect to this Warrant or the Warrant Stock in this Section 6 continue in effect regardless of the exercise and surrender of this Warrant.

     7.   Listing Rights. If the Company at any time lists any Common Stock
          --------------
or other securities of the same class as those issuable on the exercise of this Warrant on any national securities exchange, the Company will, at its expense, simultaneously list on that exchange, on official notice of issuance on exercise of this Warrant, and maintain such listing of, all shares of the Warrant Stock or other securities from time to time issuable on exercise of this Warrant.

     8.   No Rights as Stockholders. Purchaser is not entitled by virtue of the
          -------------------------
terms hereof to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof until the Warrant has been exercised.

     9.   Current Market Price. The "CURRENT MARKET PRICE" of the Common Stock
          --------------------
at any date is based on the public market for the Common Stock, if any, and is based on the average of the daily closing prices for twenty (20) consecutive trading days commencing thirty (30) trading days before such date. The closing price for each day is the last sale price reported or, in case no such reported sale takes place on such day, the average of the reported last bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed or on the NASDAQ System, or if not listed or admitted to trading on such exchange or such System, the average of the reported highest bid and reported lowest asked prices as reported by NASDAQ or other similar organization if NASDAQ is no longer reporting such information.

     10.  Definitions. As used in this Warrant, the following terms, unless the
          ----------
context requires otherwise have the following meanings.

          10.1 "Company" includes any corporation that shall succeed to or
                -------
assume the obligations of the Company under this Warrant.

          10.2 "Advance" means advances of funds to the Company pursuant to the
                -------
Note.

          10.3  "Note" means that certain Promissory Note dated December 29,
                 ----
1997 in the sum of Fifteen Million Dollars ($15,000,000) executed by the Company as "Maker" in favor of Purchaser as "Payee."

     11.  Governing Law.  This Warrant must be construed and interpreted in
          -------------
accordance with and is governed in all respects by the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State.

     12.  Notices.  All notices, demands, requests and other communications
          -------
which any party hereto desires or is required to deliver or otherwise give to any other party hereunder must be in writing and are deemed to have been delivered, given and received when personally given, delivered by overnight courier against receipt or transmitted by facsimile if receipt is acknowledged or transmission is confirmed by mail or on the third day after it is mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows or to such other address as any of the parties shall specify by notice in accordance with this provision:

          Notices to the Company:

          Medical Resources, Inc.
          155 State Street
          Hackensack, New Jersey 07601

          Attn: Chief Executive Officer
          Fax:  (201) 488 8455

          Notices to Purchaser:

          DVI Financial Service, Inc.
          500 Hyde Park
          Doylestown, Pennsylvania 18901,
          Attn: Richard Miller
          Fax:  (215) 345-4428

          With a copy to:

          Jeffery Wong, Esq.
          Cooper, White & Cooper
          201 California Street, 17th Floor
          San Francisco, California 94111
          Fax:  (415) 433-5530

     13.  Registered Holder.  The Company may deem and treat the person whose
          -----------------
name appears on its warrant register as the holder of this Warrant as the absolute owner hereof for all purposes, and the Company is not affected by any notice to the contrary.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers duly authorized as of December 29, 1997.

                                            MEDICAL RESOURCES, INC.

                                            By: /s/    Lawrence J. Ramaekers
                                                ------------------------------
                                                Name:  Lawrence J. Ramaekers
                                                ------------------------------
                                                Title: Acting CEO
                                                ------------------------------

                              NOTICE OF EXERCISE
                              ------------------


TO:  MEDICAL RESOURCES, INC.

     1. The undersigned hereby elects to purchase ___________ shares of Common Stock of Medical Resources, Inc. pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any, in the amount of $_______________.

     2. Please issue a certificate or certificates representing the shares of Common Stock in the name of the undersigned or in such name as is specified below:


                       _________________________________
                                    (Name)


                       _________________________________

                       _________________________________


     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for relsale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                              _________________________________


                                              _________________________________


_____________________________
Date